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As filed with the Securities and Exchange Commission on March 17, 2006

Registration No. 333-132112

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INFRASOURCE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1623	03-0523754
(State or Other Jurisdiction of Incorporation of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 West Sixth Street, Suite 300
Media, Pennsylvania 19063
(610) 480-8000
(Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

Deborah C. Lofton
Senior Vice President and General Counsel
InfraSource Services, Inc.
100 West Sixth Street, Suite 300
Media, Pennsylvania 19063
(610) 480-8000
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:
Jeffrey H. Cohen, Esq. Jennifer A. Bensch, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000	Mark Stegemoeller, Esq. Latham & Watkins LLP 633 West Fifth Street, Suite 4000 Los Angeles, California 90071 (213) 485-1234

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐                         .

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐                         .

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 2 is being filed solely for the purpose of filing Exhibit 1.1. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or to Part II of the Registration Statement (other than to reflect in Item 16 and the Exhibit Index the filing of Exhibit 1.1).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses, other than the underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the New York Stock Exchange listing fee.

SEC registration fee	$29,530
NASD filing fee	28,098
Accounting fees and expenses	20,000
Legal fees and expenses	550,000
Printing expenses	90,000
Transfer agent fees and expenses	15,000
Blue sky fees and expenses	5,000
Miscellaneous fees and expenses	62,372
Total	$800,000

Item 15. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to InfraSource Services, Inc. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

        Article Fifth of InfraSource Services, Inc.'s certificate of incorporation provides that a director of InfraSource Services, Inc. shall not be liable to InfraSource Services, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. In addition, Article Sixth of InfraSource Services, Inc.'s certificate of incorporation provides that InfraSource Services, Inc. shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including the right to be paid by InfraSource Services, Inc. the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

        We have entered into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. We have also obtained directors' and officers' liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

Item 16. Exhibits

Exhibit No.	Document
1.1	Form of Underwriting Agreement.
2.1
Amended and Restated Asset Purchase Agreement, dated as of September 3, 2004, by and among InfraSource Underground Construction, LLC, Sub-Surface Construction Co., EnStructure Corporation and SEMCO Energy, Inc.(3)†
2.2
Amended and Restated Asset Purchase Agreement, dated as of September 3, 2004, by and among IUC SOUTH, LLC, InfraSource Underground Construction Services, Inc., Flint Construction Company, EnStructure Corporation and SEMCO Energy, Inc.(3) †
2.3
Amended and Restated Asset Purchase Agreement, dated as of September 3, 2004, by and among InfraSource Underground Construction, LLC, Mueller Pipeliners, Inc., Iowa Pipeline Associates, Inc., EnStructure Corporation and SEMCO Energy, Inc.(3)†
4.1	Stockholders Agreement, dated as of September 24, 2003, by and among InfraSource Services, Inc. (f/k/a the Dearborn Holdings Corporation) and its Security Holders party thereto.(1)
4.2
Registration Rights Agreement, dated as of April 20, 2004, by and among InfraSource Services Inc., OCM/GFI Power Opportunities Fund, L.P., OCM Principal Opportunities Fund II, L.P., Martin Maslonka, Thomas B. Tilford, Mark C. Maslonka, Justin Campbell, Joseph Gabbard, Sidney Strauss, Jon Maslonka, David R. Helwig, Terence R. Montgomery and Paul M. Daily.(2)
4.2.1
Amendment to Registration Rights Agreement, dated as of December 7, 2005, by and among InfraSource Services, Inc., OCM Principal Opportunities Fund II, L.P., OCM/GFI Power Opportunities Fund, L.P., Tontine Capital Partners, L.P., Martin Maslonka, Thomas B. Tilford, Mark C. Maslonka, Justin Campbell, Joseph Gabbard, Sidney N. Strauss, Jon Maslonka, David R. Helwig, Terence R. Montgomery and Paul M. Daily.(4)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.(5)
23.1	Consent of PricewaterhouseCoopers LLP.(6)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).(5)
24.1	Power of Attorney (included on signature page of the Registration Statement).(5)

†
InfraSource Services, Inc. agrees to furnish copies of the exhibits referenced in this agreement to the Securities and Exchange Commission upon request.

(1)
Incorporated by reference from the Registration Statement on Form S-1 filed by the Registrant on January 30, 2004.

(2)
Incorporated by reference from Amendment No. 3 to the Registration Statement on Form S-1 filed by the Registrant on April 29, 2004.

(3)
Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on September 7, 2004.

(4)
Incorporated by reference from the Annual Report on Form 10-K filed by the Registrant on March 1, 2006.

(5)
Previously filed with the Form S-3 filed by the Registrant on March 1, 2006.

(6)
Previously filed with the Form S-3/A filed by the Registrant on March 10, 2006.

Item 17. Undertakings

        (a)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in "Item 15—Indemnification of Directors and Officers" above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (b)   The undersigned Registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Media, Commonwealth of Pennsylvania, on March 17, 2006.

INFRASOURCE SERVICES, INC.
By:	/s/ TERENCE R. MONTGOMERY Terence R. Montgomery Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David R. Helwig	Chief Executive Officer, President and Director (Principal Executive Officer)	March 17, 2006
/s/ TERENCE R. MONTGOMERY Terence R. Montgomery	Chief Financial Officer (Principal Financial Officer)	March 17, 2006
* R. Barry Sauder	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	March 17, 2006
* Ian A. Schapiro	Director and Interim Chairman of the Board	March 17, 2006
* John Brayman	Director	March 17, 2006
* Christopher S. Brothers	Director	March 17, 2006
* J. Michal Conaway	Director	March 17, 2006

* Michael P. Harmon	Director	March 17, 2006
* Richard S. Siudek	Director	March 17, 2006
* David H. Watts	Director	March 17, 2006
*By:	/s/ TERENCE R. MONTGOMERY Terence R. Montgomery Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement.
2.1
Amended and Restated Asset Purchase Agreement, dated as of September 3, 2004, by and among InfraSource Underground Construction, LLC, Sub-Surface Construction Co., EnStructure Corporation and SEMCO Energy, Inc.(3)†
2.2
Amended and Restated Asset Purchase Agreement, dated as of September 3, 2004, by and among IUC SOUTH, LLC, InfraSource Underground Construction Services, Inc., Flint Construction Company, EnStructure Corporation and SEMCO Energy, Inc.(3) †
2.3
Amended and Restated Asset Purchase Agreement, dated as of September 3, 2004, by and among InfraSource Underground Construction, LLC, Mueller Pipeliners, Inc., Iowa Pipeline Associates, Inc., EnStructure Corporation and SEMCO Energy, Inc.(3)†
4.1	Stockholders Agreement, dated as of September 24, 2003, by and among InfraSource Services, Inc. (f/k/a the Dearborn Holdings Corporation) and its Security Holders party thereto.(1)
4.2
Registration Rights Agreement, dated as of April 20, 2004, by and among InfraSource Services Inc., OCM/GFI Power Opportunities Fund, L.P., OCM Principal Opportunities Fund II, L.P., Martin Maslonka, Thomas B. Tilford, Mark C. Maslonka, Justin Campbell, Joseph Gabbard, Sidney Strauss, Jon Maslonka, David R. Helwig, Terence R. Montgomery and Paul M. Daily.(2)
4.2.1
Amendment to Registration Rights Agreement, dated as of December 7, 2005, by and among InfraSource Services, Inc., OCM Principal Opportunities Fund II, L.P., OCM/GFI Power Opportunities Fund, L.P., Tontine Capital Partners, L.P., Martin Maslonka, Thomas B. Tilford, Mark C. Maslonka, Justin Campbell, Joseph Gabbard, Sidney N. Strauss, Jon Maslonka, David R. Helwig, Terence R. Montgomery and Paul M. Daily.(4)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.(5)
23.1	Consent of PricewaterhouseCoopers LLP.(6)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).(5)
24.1	Power of Attorney (included on signature page of the Registration Statement).(5)

†
InfraSource Services, Inc. agrees to furnish copies of the exhibits referenced in this agreement to the Securities and Exchange Commission upon request.

(1)
Incorporated by reference from the Registration Statement on Form S-1 filed by the Registrant on January 30, 2004.

(2)
Incorporated by reference from Amendment No. 3 to the Registration Statement on Form S-1 filed by the Registrant on April 29, 2004.

(3)
Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on September 7, 2004.

(4)
Incorporated by reference from the Annual Report on Form 10-K filed by the Registrant on March 1, 2006.

(5)
Previously filed with the Form S-3 filed by the Registrant on March 1, 2006.

(6)
Previously filed with the Form S-3/A filed by the Registrant on March 10, 2006.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX